Exhibit 3.735
ARTICLES OF INCORPORATION
OF
PRICE & SONS RECYCLING COMPANY
     1. The name of the Corporation is: Price & Sons Recycling Company, which is incorporated under the Georgia Business Corporation Code. A certificate of the Secretary of State of Georgia reserving said name for the incorporator is attached hereto as Exhibit “A.”
     2. The Corporation shall have the authority to issue not more than 100,000 shares of common stock having $1.00 value per share. There shall be one class of shares of stock to be issued with full voting rights. Said shares shall be entitled to receive the net assets of the Corporation upon dissolution.
     3. The initial registered office of the Corporation shall be 1650 Virginia Avenue, Atlanta, Fulton County, Georgia, 30337, and the initial registered agent at that address shall be George N. Sparrow, Jr.
     4. The name and address of the Incorporator is George N. Sparrow, Jr., 1650 Virginia Avenue, Atlanta, Fulton County, Georgia 30337.
     5. The mailing address of the initial principal office of the Corporation is P.O. Box 547, Union City, Georgia 30291, and the street address is 5065 Roosevelt Highway, Union City, Georgia.
     6. The initial Board of Directors shall consist of 4 members as follows: Grady Price, John R. Price, Ronald W. Price and Thomas C. Price. The mailing address for all four is P.O. Box 547, Union City, Georgia 30291.
     7. No director of the Corporation shall have personal liability to the Corporation or its shareholders for monetary damages for future duty of care or other duty as a director except as provided by O.C.G.A. $14-2-202(b)(4).
JAN. 30 1991

     IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation.

/s/ George N. Sparrow
GEORGE N. SPARROW, JR.

1650 Virginia Avenue
Atlanta, Fulton County, Georgia 30337
404/768-7617

A100

BUSINESS SERVICES AND REGULATION
Suite 315, West Tower
2 Martin Luther King Jr., Drive
Atlanta, Georgia 30334
(404) 656-2817

MAX CLELAND
Secretary of State
State of Georgia

Eff. 7/1/89
J. F. GULLION
Director

ARTICLES OF INCORPORATION DATA ENTRY FORM FOR GEORGIA CORPORATIONS

I. Filing Date:	1-23-91	Code:	DP	Docket Number:	91023077
Assigned Exam:		Amount: $		By:	
Charter Number:	9101096			Completed:	1-25

DO NOT WRITE ABOVE THIS LINE — SOS USE ONLY

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE THE REMAINDER OF THIS FORM.

II. Corporate Name: PRICE & SONS RECYCLING COMPANY
Mailing Address: P.O. Box 547
City: Union City County: Fulton State: GA 30291 Zip Code:

III. Fees Submitted By: George N. Sparrow, Jr., P.C.
Amount Enclosed: $ 60.00 Check Number: 2871

IV. Incorporator: George N. Sparrow, Jr.
Address: 1650 Virginia Avenue
City: Atlanta State: GA 30337 Zip Code:

Incorporator:
Address:
City: State: Zip Code:

V. Registered Agent/Office: George N. Sparrow, Jr.
Address: 1650 Virginia Avenue
City: Atlanta County: Fulton State: Georgia Zip Code: 30337

VI. ARTICLES OF INCORPORATION FILING CHECK-OFF LIST	Applicant	Examiner
1. Original and one conformed copy of Articles of Incorporation	✓	
2. Corporate name verification number	✓	
3. Authorized shares stated	✓	
4. Incorporator's signature	✓	
5. Post effective date, If applicable		
6. Number of pages attached:	5	

VII. Applicant/Attorney: George N. Sparrow, Jr. Telephone: 404/768-7617
Address: 1650 Virginia Avenue
City: Atlanta State: Georgia 30337 Zip Code:

NOTICE: Attach original and one copy of the Articles of Incorporation and the Secretary of State filing fee ($60.00). Mail or deliver to the above address. This form does not replace the Articles of Incorporation.

I understand that the information on this form will be used in the Secretary of State Corporate database. I certify that a notice of Intent to Incorporate and a publishing fee of $40.00 has been mailed or delivered to an authorized newspaper, as required by law.

Signed: Claire Leming Date: 1/18/91
Claire Griffin Leming, Paralegal

91-003 328 005